UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: September 17, 2025
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On September 17, 2025, Sun Communities Operating Limited Partnership (“SCOLP”), as borrower, and Sun Communities, Inc. (the “Company”), as parent guarantor, entered into a Credit Agreement with J.P.Morgan, as Administrative Agent, Bank of America, N.A., BMO Bank, N.A., Citibank, N.A., Fifth Third Bank, National Association and Wells Fargo Bank, National Association, as Syndication Agents; PNC Bank, National Association, Regions Bank, Royal Bank of Canada, Truist Bank and US Bank National Association, as Co-Documentation Agents; JPMorgan Chase Bank, N.A., BOFA Securities, Inc., BMO Capital Markets Corp., Citibank, N.A., Fifth Third Bank, National Association and Wells Fargo Securities LLC, as Joint Bookrunners and Joint Lead Arrangers and PNC Capital Markets LLC, Regions Capital Markets, RBC Capital Markets, Truist Securities, Inc., and U.S. Bank National Association, as Joint Lead Arrangers and certain other lenders (the “New Credit Agreement”).

The New Credit Agreement replaces the Company’s existing $3.05 billion credit facility extended pursuant to a Fourth Amended and Restated Credit Agreement, as amended, dated as of June 12, 2021, by and among SCOLP and certain lenders (the “Prior Credit Agreement”), which was scheduled to mature April 7, 2026.

Pursuant to the New Credit Agreement, SCOLP may borrow up to $2.0 billion under a revolving loan (the “New Credit Facility”). The New Credit Agreement also permits, subject to the satisfaction of certain conditions, additional borrowings (with the consent of the Administrative Agent and the other lenders) in an amount not to exceed $1.0 billion. The New Credit Facility’s maturity date is January 31, 2030, and, at SCOLP’s option, the maturity date may be extended for two additional six-month periods, subject to the satisfaction of certain conditions. The New Credit Facility offers various interest rates for borrowings under U.S. Dollars (alternate base rate (ABR), Term SOFR Rate and Daily Effective SOFR), Euros (the Adjusted EURIBOR Rate and the Daily Simple SONIA Rate), Canadian Dollars (the Term CORRA Rate and the Daily Simple CORRA) and Australian Dollars (the BBSY Rate,) plus a margin that is determined based on the Company’s credit ratings calculated in accordance with the New Credit Agreement, which can range from 0.725% to 1.40% for all interest rates except ABR loans, which can range from 0.000% to 0.400%. Based on the Company’s current credit ratings, the current margins are 0.725% for all loans other than ABR loans and 0.000% for ABR loans. At the time of the closing, there were no borrowings under the New Credit Facility. At the lenders’ option, the New Credit Facility will become immediately due and payable upon an event of default under the New Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement
Effective September 17, 2025, the Prior Credit Agreement was terminated in connection with the execution of the New Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

10.1*    Credit Agreement dated September 17, 2025, among Sun Communities Operating Limited Partnership, as borrower; Sun Communities, Inc., as parent guarantor; J.P.Morgan, as Administrative Agent; Bank of America, N.A., BMO Bank, N.A., Citibank, N.A., Fifth Third Bank, National Association and Wells Fargo Bank, National Association, as Syndication Agents; PNC Bank, National Association, Regions Bank, Royal Bank of Canada, Truist Bank and US Bank National Association, as Co-Documentation Agents; JPMorgan Chase Bank, N.A., BOFA Securities, Inc., BMO Capital Markets Corp., Citibank, N.A., Fifth Third Bank, National Association and Wells Fargo Securities LLC, as Joint Bookrunners and Joint Lead Arrangers and PNC Capital Markets LLC, Regions Capital Markets, RBC Capital Markets, Truist Securities, Inc., and U.S. Bank National Association, as Joint Lead Arrangers and certain other lenders

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* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: September 22, 2025	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer